UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
_____________________

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 5, 2012

PS BUSINESS PARKS, INC.
(Exact Name of Registrant as Specified in its Charter)

California	1-10709	95-4300881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Western Avenue, Glendale, California	91201-2349
(Address of Principal Executive Offices)	(Zip Code)

(818) 244-8080
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 8.01 Other Events.

On September 5, 2012, PS Business Parks, Inc. announced that it is calling for redemption on October 9, 2012 all outstanding depositary shares representing interests in its 6.70% Cumulative Preferred Stock, Series P (NYSE:PSBPrP) at $25 per share plus accrued dividends from October 1, 2012 through the date of redemption.  The aggregate redemption amount, before payment of accrued dividends, to be paid to all holders of the depositary shares is $132,250,000. A copy of the press release announcing the redemption is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)   Exhibits

Exhibit 99.1—Press Release dated September 5, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           September 5, 2012                                                                                                    PS BUSINESS PARKS, INC.

By:	/s/ Stephanie Heim
Stephanie Heim Vice President

Exhibit Index

Exhibit 99.1—Press Release dated September 5, 2012

Exhibit 99.1

News Release
PS Business Parks, Inc.
701 Western Avenue
Glendale, CA 91201-2349
www.psbusinessparks.com
_________________________________________________________________________________________________________________________________________________________________________________

For Release:	Immediately
Date:	September 5, 2012
Contact:	Edward A. Stokx
(818) 244-8080, Ext. 1649

  PS Business Parks, Inc. Announces Redemption of All Outstanding Depositary
Shares Representing Interests in its 6.700% Cumulative Preferred Stock, Series P

GLENDALE, California— PS Business Parks, Inc. (NYSE:PSB) announced today that it is calling for redemption on October 9, 2012 all outstanding depositary shares representing interests in its 6.700% Cumulative Preferred Stock, Series P (NYSE:PSBPrP) at $25 per share plus accrued dividends from October 1, 2012 through the date of redemption.  The redemption amount, before payment of accrued dividends, to be paid to all holders of the depositary shares is $132.3 million. The redemptions will be funded with proceeds from the Company’s issuance of its 5.75% Cumulative Preferred Stock, Series U (NYSE:PSBPrU). The original issuance costs associated with the Series P preferred shares were $3.8 million.

Company Information

PS Business Parks, Inc., a member of the S&P SmallCap 600, is a self-advised and self-managed real estate investment trust (“REIT”) that acquires, develops, owns and operates commercial properties, primarily multi-tenant flex, office and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of August 31, 2012, the Company wholly owned 28.2 million rentable square feet with approximately 4,500 customers located in eight states, concentrated in California (11.1 million sq. ft.), Virginia (4.2 million sq. ft.), Florida (3.7 million sq. ft.), Texas (3.3 million sq. ft.), Maryland (2.4 million sq. ft.), Washington (1.5 million sq. ft.), Oregon (1.3 million sq. ft.) and Arizona (0.7 million sq. ft.).

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